CONSENT OF INDEPENDENT ACCOUNTANTS
----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-56896) of John B. Sanfilippo & Son, Inc. of our report dated February 13, 1997 appearing on page 17 of the 1996 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 22 of this Form 10-K.


/s/ Price Waterhouse LLP
------------------------
Chicago, Illinois
March 31, 1997